EXHIBIT 10.19
 ADVANCE AGREEMENT BETWEEN FEDERAL HOME LOAN BANK OF DES MOINES AND FARM BUREAU
                  LIFE INSURANCE COMPANY DATED AUGUST 17, 1999

                                                           Date: August 17, 1999


                             APPLICATION FOR ADVANCE

     The undersigned member hereby applies for an advance pursuant to and subject to the terms of the previously executed Agreement for Advances, Pledge and Security Agreement and the Credit Policy of the Federal Home Loan Bank of Des Moines ("Bank") in effect at the time of disbursement. This writing incorporates the terms of all negotiations and is the sole evidence of those negotiations. It is agreed that if, pursuant to Section 10(c) of the Federal Home Loan Bank Act, the applicant is required to purchase additional capital stock because the Bank makes an advance, the Bank may deduct the amount of the required purchase from the proceeds of the advance and apply it to the purchase of said stock. The type of advance applied for is as follows:

           ADVANCE                        INTEREST             ADVANCE          MATURITY            ADVANCE
         DESCRIPTION                        RATE                TERM              DATE               AMOUNT
         -----------                        ----                ----              ----               ------
1-Month LIBOR - .0475%             1 MO LIBOR - .0475%        49 months    September 17, 2003    $40,000,000.00
See attached schedule for terms    discounted initial rate
and prepayment provision



     The undersigned officers hereby certify that they are authorized to apply to the Federal Home Loan Bank of Des Moines for this advance pursuant to a resolution adopted by the Board of Directors of the undersigned member. The member agrees that the Bank can accept and rely upon applications executed and sent via facsimile or electronic transmission. The member shall be legally bound by the terms of such applications.

NAME OF INSTITUTION:    Farm Bureau Life Insurance Co. (#1156)

LOCATION:               West Des Moines,  IA

BY:____________________________________  BY:____________________________________

   ____________________________________     ____________________________________
          Typed Name of Signer                      Typed Name of Signer


TITLE:_________________________________  TITLE:_________________________________

     NOTE: This transaction is not effective until approved and notice is given to you by the Bank. If the member institution subsequently becomes ineligible for Bank advances, the member must provide the Bank with immediate written notification of its ineligibility.
--------------------------------------------------------------------------------
FOR FHLB USE

Date Approved:     8/17/99            FEDERAL HOME LOAN BANK OF DES MOINES

Notified Via:      telephone          By:_______________________________________

Advance No.        99081701           By:_______________________________________

                      FEDERAL HOME LOAN BANK OF DES MOINES
                          LIBOR ADVANCE TERMS AGREEMENT


ADVANCE TERMS:      $40,000,000 floating rate LIBOR advance. Farm Bureau Life
                    Insurance Co. shall have the right to prepay in whole or in part in increments of $1,000,000 the advance referenced herein without penalty beginning September 17, 1999, and every month on the repricing date thereafter with 3 days prior notice to the Federal Home Loan Bank of Des Moines.

COUNTERPARTIES:     Farm Bureau Life Insurance Co. (#1156) and Federal Home Loan
                    Bank of Des Moines.

SETTLEMENT DATE:    August 17, 1999
MATURITY DATE:      September 17, 2003

PAYMENTS:           Farm Bureau Life Insurance Co. pays 1 month LIBOR - .0475%
                    rounded to the nearest thousandth of one percent on the 17th day of each calendar month commencing September 17, 1999, and ending on the Maturity Date, subject to adjustment with the Following Business Day convention, with adjustment of Period End Dates.

FLOATING RATE
OPTION: The LIBOR rate is the 1 month LIBOR rate as posted on the Telerate page 3750 as of 11:00a.m., London time, on the day that is two London and New York Banking Days preceding that reset date. If such rate does not appear on the Telerate Page 3750, the rate for that Reset Date will be determined as if the parties had specified Reference Banks as the applicable Floating Rate Option. Reference Banks means that the rate for a Reset Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00a.m., London time, on the day that is two London and New York Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of the Designated Maturity commencing on the Reset Date and in a Representative Amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00a.m., New York City time, on the Reset Date for loans in U.S. Dollars to leading European banks for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount.


Date_______\________
Initial_____\_______

                      FEDERAL HOME LOAN BANK OF DES MOINES
                          LIBOR ADVANCE TERMS AGREEMENT


BUSINESS DAY
FOR PAYMENTS:           New York


DAY COUNT FRACTION:     Actual/360


DOCUMENTATION:          FHLB AAPSA agreement


CALCULATION AGENT
ON ADVANCE:             FHLB


As a result of this transaction, Farm Bureau Life Insurance Co. will receive an all-in funding level of 1 month LIBOR - .0475%


NON-SCHEDULED
PREPAYMENTS:            Farm Bureau Life Insurance Co. shall have the right at
                        any time to prepay all or part in increments of $1,000,000 the advance referenced herein. If at any time after Advance Number 99081701 is made by the Bank to Farm Bureau Life Insurance Co. at a rate of interest based upon LIBOR, Farm Bureau Life Insurance Co. chooses for any reason to repay the Advance in a manner other than provided for in the Advance terms, Farm Bureau Life
                        Insurance Co. shall reimburse the Bank for any actual open market transaction costs the Bank sustains because of the prepayment. In the event Farm Bureau Life
                        Insurance Co. elects to make a non-scheduled prepayment, the Bank shall, promptly upon request by Farm Bureau
                        Life Insurance Co., advise Farm Bureau Life Insurance
                        Co. what its actual open market costs will be in connection with a proposed non-scheduled prepayment. For purposes of this Agreement, actual open market transaction costs shall include any costs the Bank incurs because of any agreement(s) the Bank enters into to facilitate the LIBOR Advance which may include but is not limited to interest rate swaps.


FEDERAL HOME LOAN BANK                    FARM  BUREAU  LIFE  INSURANCE  CO.
OF DES MOINES

on___________________________________     on____________________________________


By:__________________________________     By:___________________________________


Title:_______________________________     Title:________________________________